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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): July 22, 1999

                       INTELIDATA TECHNOLOGIES CORPORATION
               (Exact Name of Registrant as Specified in Charter)

DELAWARE                            000-21685                        54-1820617
(State of Incorporation)      (Commission File Number)      (IRS Employer
                                                            Identification No.)

                           11600 SUNRISE VALLEY DRIVE
                                    SUITE 100
                             RESTON, VIRGINIA 20191
                    (Address of principal executive offices)

                                 (703) 259-3000
              (Registrant's telephone number, including area code)


ITEM 5.           OTHER EVENTS.

                  On July 22, 1999 InteliData Technologies Corporation, a Delaware corporation ("InteliData"), closed a private placement of 600 shares of 4% Convertible Preferred Stock, $.001 par value per share for an aggregate purchase price of approximately $6.0 million. The financing was offered and sold solely to accredited investors. InteliData intends to use the proceeds of the financing for general working capital purposes.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

         (C)      EXHIBITS

                  The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K.


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EXHIBIT NO.       DESCRIPTION OF EXHIBIT
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4.01              Convertible Preferred Stock Purchase Agreement



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     INTELIDATA TECHNOLOGIES CORPORATION
                                     (Registrant)


                                     By: /s/ ALFRED S. DOMINICK, JR.
                                        ----------------------------
                                        Alfred S. Dominick, Jr.
                                        President and  Chief Executive Officer


Date:  July 26, 1999